
------------------------------------------------------------------------------------------------------------------
WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT


                                                                             JURISDICTION
                                                                          OF INCORPORATION OR
                                                                             ORGANIZATION

SUBSIDIARY                                                          COUNTRY                STATE
Wendy's Old Fashioned Hamburgers of New York, Inc.                     U.S.                 Ohio
Wendy's Capital Corporation                                            U.S.               Virginia
Wendy Restaurant, Inc.                                                 U.S.               Delaware
Wendy's of Denver, Inc.                                                U.S.               Colorado
The New Bakery Co. of Ohio, Inc.                                       U.S.                 Ohio
Delavest, Inc.                                                         U.S.               Delaware
Wentexas, Inc.                                                         U.S.                 Texas
Restaurant Finance Corporation                                         U.S.                 Ohio
Wendy's Restaurants of Canada Inc.                                    Canada
Wendy's of N.E. Florida, Inc.                                          U.S.                Florida
Wendy's Old Fashioned Hamburger Restaurants Pty. Ltd.                Australia
Wendy's Restaurants (NZ) Limited                                    New Zealand
Wendcreek Venture                                                      U.S.                Florida
Wendy's Restaurants (Ireland) Limited                                 Ireland
WendServe, Inc.                                                        U.S.               Delaware
Wenark, Inc.                                                           U.S.                Florida
Timeweald Limited                                                 United Kingdom
WENTIM, LTD.                                                          Canada
Delcan, Inc.                                                           U.S.               Delaware
Delcan Finance No. 1, Inc.                                            Canada
Delcan Finance No. 2, Inc.                                            Canada
Delcan Finance No. 3, Inc.                                            Canada
Delcan Finance No. 4, Inc.                                            Canada
Alberta (Delaware) Inc.                                                U.S.               Delaware
Tim Donut U.S. Limited, Inc.                                           U.S.                Florida
T.H.D. Donut (Delaware), Inc.                                          U.S.               Delaware
The TDL Group Ltd.                                                    Canada
Barhav Developments Limited                                           Canada
TIMWEN Partnership                                                    Canada
Markdel, Inc.                                                          U.S.               Delaware
Findel Corp.                                                           U.S.               Delaware
Domark Investments, Inc.                                               U.S.               Delaware
Wendy's Financing I                                                    U.S.               Delaware
THD Nevada, Inc.                                                       U.S.                Nevada
The THD Group                                                          U.S.                 Ohio
The TDL Group                                                         Canada
The TDL Group No. 2                                                   Canada
The TDL Group Co.                                                     Canada
THD RE No. 1 Co.                                                      Canada
TH N.S. Finance No. 1 Co.                                             Canada
TH N.S. Finance No. 2 Co.                                             Canada
BDJ 71112, LLC                                                         U.S.                 Ohio
Wendy's Old Fashioned Hamburgers of Guam, L.L.C.                       Guam
Nattlan I                                                            Argentina
Nautilus Land S.A.                                                   Argentina
Ranew Development Ltd.                                                Bahamas
Scioto Insurance Co.                                                   U.S.                Vermont
Oldemark LLC                                                           U.S.                Vermont





                                       18